Household International
Reports Best Quarter and Year in its History

- Fourth quarter earnings per share of $.92, up 30 percent
- Core receivables grow $3.9 billion, or 5.9 percent, in the quarter

- 1999 full year earnings per share of $3.07, up 33 percent
- Core receivables up 12.5 percent for the year
- Return on Managed Assets reaches 1.99 percent for the year

Prospect Heights, IL, January 19, 2000 -- Household International
(NYSE: HI) today reported that fourth quarter earnings per share increased 30 percent to a record $.92, from $.71 a year ago.
Fourth quarter net income rose 25 percent to a record
$438.8 million, compared with $349.9 million a year ago.

For the full year, Household reported record earnings per share of $3.07, which was 33 percent over 1998 operating earnings per share. Net income totaled $1.5 billion, or 29 percent above the prior year's operating net income.

The company's core loan portfolio increased 12.5 percent in 1999, with growth accelerating each quarter of the year. This trend of improving receivable growth reflects momentum in the consumer finance business for all products. The company's MasterCard/Visa business also showed improving receivable growth trends each quarter and finished the year with strong receivable and account growth.

William F. Aldinger, Household's chairman and chief executive officer, said, "We are very pleased to report another record quarter, the culmination of an absolutely outstanding year for Household. Growth and profitability in the quarter were excellent and exceeded our expectations. Revenues were particularly strong."

Commenting on the full year results, Aldinger continued, "Our record earnings reflect an outstanding year in our consumer finance business, a dramatic turnaround in our MasterCard/Visa business, and strong results in all of our other businesses. We are particularly pleased with excellent receivable growth in 1999, particularly in our branches, while fully realizing all of the acquisition synergies of the Beneficial merger. We move into the new year with a real sense of excitement, great momentum throughout the company and strong competitive positions in each of our businesses."

                           (more)

Fourth Quarter Highlights

- The company's managed portfolio grew $3.9 billion in the quarter, or 5.9 percent, with all core product lines reporting solid growth. Branch originated loans were up 3.1 percent and MasterCard/Visa receivables increased 5.6 percent.
- Revenues, excluding securitization related income, grew 5.2 percent in the quarter, driven by significant growth in average receivables and fee income.
- Fourth quarter operating expenses rose somewhat, reflecting marketing spending for new business initiatives, including the launch of marblesTM, the company's internet enabled credit card in the U.K.
- Credit performance improved in the quarter, as credit losses dropped 13 basis points in the quarter, reaching the lowest level since 1997.
- The company's return on managed assets expanded to 2.25 percent for the quarter, and return on equity reached 27.5 percent.

Receivable Growth

The company's managed portfolio grew $3.9 billion, or
5.9 percent, in the fourth quarter. Receivable growth in the U.S. consumer finance business was a very strong 5.6 percent, with approximately 85 percent of that growth in real estate secured loan products. During the quarter, the company entered into an agreement with a major credit card issuer to purchase home equity loans on an ongoing basis. As part of that agreement, the company acquired a $760 million portfolio of home equity receivables from this issuer.

The company's MasterCard/Visa portfolio grew $832 million or 5.6 percent in the quarter, with the strongest results coming in the GM Card and Union Privilege portfolios. Account growth in the company's nonprime credit card business exceeded expectations, as the number of accounts at year end surpassed 500,000.

In the fourth quarter, the company introduced marblesTM, an internet enabled credit card for the U.K. market. Within weeks of the launch, marblesTM generated over $90 million of receivables.

Revenues

The company's managed net interest margin was 8.29 percent compared to 8.36 percent in the third quarter and 8.03 percent a year ago. The sequential decline reflected higher funding costs.

Managed fee income increased 11.1 percent from the third quarter and 12.8 percent compared to a year ago, principally reflecting higher levels of credit card interchange and other fees.

Operating Expenses

Operating expenses in the quarter rose slightly from the third quarter and year-ago levels. The increase compared to the third quarter was mainly driven by higher marketing expenses, including costs related to the launch of the marblesTM credit card in the
U.K.   The efficiency ratio improved to 31.3 percent in the
fourth quarter from 33.9 percent a year ago.

                             (more)

Credit Quality and Loss Reserves

Credit quality improved from both the third quarter and a year ago. The annualized managed net chargeoff ratio for the fourth quarter fell 13 basis points to 3.96 percent, the lowest level since 1997. The chargeoff ratio was 4.09 percent in the third quarter and 4.39 percent in the year-ago quarter. The managed delinquency ratio (60+days) improved 23 basis points to
4.66 percent at December 31, compared with 4.89 percent at September 30 and 4.90 percent a year ago.

The company's managed credit loss reserves totaled $2.7 billion, up slightly from September 30. Reserves as a percent of managed receivables at December 31 were 3.72 percent compared to
3.84 percent at September 30. Reserves to nonperforming loans were 100.1 percent at year end.

Full Year Highlights

- The managed portfolio rose over $7.8 billion in 1999, with strongest growth in home equity receivables.
- The company's net interest margin widened to 8.23 percent from
  7.86 percent in 1998, resulting from increased pricing in the unsecured and MasterCard/Visa portfolios coupled with lower funding costs.
- Operating expenses for the full year declined 5.4 percent. The efficiency ratio improved to 33.6 percent from 37.6 percent in 1998. The company achieved all of its expense savings goals related to the Beneficial merger.
- The company's full year chargeoff ratio improved 16 basis points to 4.13 percent.

Share Repurchase Program

In connection with its $2 billion share repurchase program, announced on March 9, 1999, the company bought back 3 million shares in the quarter. The company repurchased a total of
21.8 million shares in 1999 including 5 million shares to fund employee benefit plans.

Household International, through its subsidiaries, is a leading provider of consumer finance, credit card, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general purpose credit cards, including the GM Card and the AFL-CIO's Union Privilege card. For more information, visit the company's web site at http://www.household.com.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's Annual Report on Form 10-K, filed with the SEC.

                    #      #      #


CONTACTS:
Craig A. Streem, Vice President--Investor Relations, 847-564-6053, Celeste M. Murphy, Director -- Investor Relations, 847-564-7568, both of Household International

Quarterly Financial Supplement

December 31, 1999 - Quarterly Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                   Three Months Ended           % Change from Prior
                                                             ------------------------------     -------------------
($ millions)                                                 12/31/99    9/30/99   12/31/98           Qtr.     Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis net interest margin <F1>                       $1,470.0   $1,409.9   $1,317.4           4.3%     11.6%
Managed-basis other revenues <F1>                               560.6      552.8      555.0           1.4       1.0
Managed-basis provision for credit losses <F1>                  738.1      741.1      716.7          (0.4)      3.0
Operating expenses                                              634.7      626.9      631.2           1.2       0.6
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                                      657.8      594.7      524.5          10.6      25.4
Income taxes                                                    219.0      194.8      174.6          12.4      25.4
-------------------------------------------------------------------------------------------------------------------
Net income                                                   $  438.8   $  399.9   $  349.9           9.7%     25.4%
===================================================================================================================

Common Stock Data
-------------------------------------------------------------------------------------------------------------------
Basic earnings per common share                              $   0.93   $   0.84   $   0.72          10.7%     29.2%
Diluted earnings per common share                                0.92       0.83       0.71          10.8      29.6
-------------------------------------------------------------------------------------------------------------------
Average common shares (millions)                                468.7      475.6      482.9          (1.5)     (2.9)
Average common and equivalent shares (millions)                 472.7      480.2      489.0          (1.6)     (3.3)
-------------------------------------------------------------------------------------------------------------------
Common stock price
     High                                                    $  48.00   $  50.19   $  40.50          (4.4)     18.5
     Low                                                        35.81      36.19      23.00          (1.1)     55.7
     Period end                                                 37.25      40.13      39.63          (7.2)     (6.0)
-------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                          $   0.17   $   0.17   $   0.15             -      13.3
Book value per common share                                     13.79      13.26      12.88           4.0       7.1
===================================================================================================================

Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    27.5%      25.3%      22.8%          8.7%     20.6%
Return on average owned assets                                   2.96       2.80       2.64           5.7      12.1
Return on average managed assets                                 2.25       2.14       1.90           5.1      18.4
Managed efficiency ratio, normalized                             31.3       31.9       33.9          (1.9)     (7.7)
Managed net interest margin                                      8.29       8.36       8.03          (0.8)      3.2
Total shareholders' equity as a percent of managed assets        8.72       8.91       9.31          (2.1)     (6.3)
Tangible equity to tangible managed assets                       6.96       7.00       7.11          (0.6)     (2.1)
===================================================================================================================

Twelve Months Highlights
-----------------------------------------------------------------------------------------------
Summary Managed Income Statement                               Twelve Months Ended
                                                              --------------------
($ millions)                                                  12/31/99    12/31/98     % Change
-----------------------------------------------------------------------------------------------
Managed-basis net interest margin <F1>                        $5,539.2    $5.094.1          8.7%
Managed-basis other revenues <F1>                              1,990.6     2,057.5         (3.3)
Gain on sale of Beneficial Canada                                    -       189.4            -
Managed-basis provision for credit losses <F1>                 2,781.8     2,716.0          2.4
Operating expenses                                             2,527.3     2,672.3         (5.4)
Merger and integration related costs                                 -     1,000.0            -
-----------------------------------------------------------------------------------------------
Income before income taxes                                     2,220.7       952.7          100+
Income taxes                                                     734.3       428.6         71.3
-----------------------------------------------------------------------------------------------
Net income                                                    $1,486.4    $  524.1<F2>      100+
===============================================================================================

Common Stock Data
-----------------------------------------------------------------------------------------------
Basic earnings per common share                               $   3.10    $   1.04          100+
Diluted earnings per common share                                 3.07        1.03<F2>      100+
-----------------------------------------------------------------------------------------------
Average common shares (millions)                                 477.0       487.2         (2.1)
Average common and equivalent shares (millions)                  481.8       496.4         (2.9)
-----------------------------------------------------------------------------------------------
Common stock price
     High                                                        52.31       53.69         (2.6)
     Low                                                         35.81       23.00         55.7
Dividends declared per common share                               0.68        0.60         13.3
===============================================================================================

Key Ratios
-----------------------------------------------------------------------------------------------
Return on average common shareholders' equity                     23.5%        8.1%<F2>    29.1%
Return on average owned assets                                    2.64        1.04<F2>     15.3
Return on average managed assets                                  1.99         .72<F2>     24.4
Managed efficiency ratio, normalized                              33.6        37.6        (10.6)
Managed net interest margin                                       8.23        7.86          4.7
===============================================================================================

<F1> To aid analysis, net interest margin, other revenues and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio.  Policyholders' benefits have been netted against other revenues.
<F2> Excluding merger and integration related costs of $751.0 million after-tax related to the
     Beneficial merger and the gain on sale of Beneficial Canada of $118.5 million after-tax
     ("Non-Recurring Items"), operating net income was $1,156.6 million, diluted operating earnings per share was $2.30, return on average common shareholders' equity was 18.2 percent, return on average owned assets was 2.29 percent, and return on average managed assets was 1.60 percent.  See Management's Discussion and Analysis in our 1998 Annual
     Report on Form 10-K for further discussion of the merger and integration costs, the gain on sale of Beneficial Canada, and results excluding these items.

Consolidated Statements of Income - Owned Basis

Three Months
-----------------------------------------------------------------------------------
                                                                           % Change
                                        Three Months Ended               from Prior
                                   ----------------------------      --------------
($ millions)                       12/31/99   9/30/99  12/31/98      Qtr.      Year
-----------------------------------------------------------------------------------
Finance income                     $1,773.2  $1,694.7  $1,492.2       4.6%     18.8%
Other interest income                   8.1       8.0      15.5       1.3     (47.7)
Interest expense                      762.8     703.7     659.9       8.4      15.6
-----------------------------------------------------------------------------------
Net interest margin                 1,018.5     999.0     847.8       2.0      20.1
Provision for credit losses
  on owned receivables                453.2     438.1     377.5       3.4      20.1
-----------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses         565.3     560.9     470.3       0.8      20.2
-----------------------------------------------------------------------------------
Securitization income                 398.2     357.9     365.3      11.3       9.0
Insurance revenues                    129.2     130.6     126.3      (1.1)      2.3
Investment income                      40.8      45.0      40.3      (9.3)      1.2
Fee income                            174.3     155.7     155.6      11.9      12.0
Other income                           43.8      32.4      60.1      35.2     (27.1)
-----------------------------------------------------------------------------------
Total other revenues                  786.3     721.6     747.6       9.0       5.2
-----------------------------------------------------------------------------------
Salaries and fringe benefits          307.2     304.7     268.0       0.8      14.6
Occupancy and equipment expense        70.9      66.6      69.9       6.5       1.4
Other marketing expenses              106.0      91.5      99.5      15.8       6.5
Other servicing and
  administrative expenses             114.5     128.5     155.5     (10.9)    (26.4)
Amortization of acquired
  intangibles and goodwill             36.1      35.5      38.3       1.7      (5.7)
Policyholders' benefits                59.1      61.0      62.2      (3.1)     (5.0)
-----------------------------------------------------------------------------------
Total costs and expenses              693.8     687.8     693.4       0.9       0.1
-----------------------------------------------------------------------------------
Income before income taxes            657.8     594.7     524.5      10.6      25.4
Income taxes                          219.0     194.8     174.6      12.4      25.4
-----------------------------------------------------------------------------------
Net income                            438.8     399.9     349.9       9.7      25.4
-----------------------------------------------------------------------------------
Preferred dividends                    (2.3)     (2.3)     (2.6)       -      (11.5)
-----------------------------------------------------------------------------------
Earnings available to common
  shareholders                     $  436.5  $  397.6  $  347.3       9.8%     25.7%
===================================================================================
Effective tax rate                     33.3%     32.8%     33.3%      1.5%      0.0%
-----------------------------------------------------------------------------------

Twelve Months
------------------------------------------------------------------------
                                         Twelve Months Ended
                                        --------------------
($ millions)                            12/31/99    12/31/98    % Change
------------------------------------------------------------------------
Finance income                          $6,549.5    $5,604.2        16.9%
Other interest income                       33.4        57.1       (41.5)
Interest expense                         2,776.6     2,517.0        10.3
------------------------------------------------------------------------
Net interest margin                      3,806.3     3,144.3        21.1
Provision for credit losses
  on owned receivables                   1,716.4     1,516.8        13.2
------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            2,089.9     1,627.5        28.4
------------------------------------------------------------------------
Securitization income                    1,393.5     1,548.9       (10.0)
Insurance revenues                         534.6       492.8         8.5
Investment income                          168.8       161.2         4.7
Fee income                                 595.5       599.7        (0.7)
Other income                               223.8       243.7        (8.2)
------------------------------------------------------------------------
Total other revenues                     2,916.2     3,046.3        (4.3)
------------------------------------------------------------------------
Gain on sale of Beneficial Canada              -       189.4           -
------------------------------------------------------------------------
Salaries and fringe benefits             1,194.6     1,127.5         6.0
Occupancy and equipment expense            270.9       316.1       (14.3)
Other marketing expenses                   370.0       403.2        (8.2)
Other servicing and
  administrative expenses                  547.9       654.9       (16.3)
Amortization of acquired
  intangibles and goodwill                 143.9       170.6       (15.7)
Policyholders' benefits                    258.1       238.2         8.4
------------------------------------------------------------------------
Costs and expenses before merger charge  2,785.4     2,910.5        (4.3)
Merger and integration related costs           -     1,000.0           -
------------------------------------------------------------------------
Total costs and expenses                 2,785.4     3,910.5       (28.8)
------------------------------------------------------------------------
Income before income taxes               2,220.7       952.7         100+
Income taxes                               734.3       428.6        71.3
------------------------------------------------------------------------
Net income                               1,486.4       524.1<F1>     100+
------------------------------------------------------------------------
Preferred dividends                         (9.2)      (15.0)      (38.7)
------------------------------------------------------------------------
Earnings available to common
  shareholders                          $1,477.2    $  509.1         100+
========================================================================
Effective tax rate                          33.1%       45.0%<F1>  (26.4)%
========================================================================

<F1> Excluding Non-Recurring Items, operating net income was $1,156.6 million and the effective tax rate was 34.4 percent.

Balance Sheet Data
------------------------------------------------------------------------------------
($ millions)                                      12/31/99      9/30/99     12/31/98
------------------------------------------------------------------------------------
Owned assets                                     $60,749.4    $57,585.5    $52,892.7
Managed assets                                    80,188.3     76,050.1     72,594.5
Managed receivables                               71,728.3     67,807.1     63,907.7
Debt                                              50,645.1     47,234.7     42,461.5
Trust originated preferred securities                375.0        375.0        375.0
Preferred stock                                      164.4        164.4        164.4
Common shareholders' equity                        6,450.9      6,240.0      6,221.4
Total shareholders' equity as a percent
  of managed assets                                   8.72%        8.91%        9.31%
====================================================================================

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity and capital management for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related income related to receivables sold are reclassified from securitization income into the appropriate caption.

Three Months
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               % Change
                                                        Three months ended                                   from Prior
                                      -----------------------------------------------------------------    ------------
($ millions)                          12/31/99     <F1>        9/30/99     <F1>      12/31/98     <F1>     Qtr.    Year
-----------------------------------------------------------------------------------------------------------------------
Finance and other interest income    $ 2,525.1    14.23%     $ 2,368.2    14.04%    $ 2,285.5    13.94%    6.6 %   10.5 %
Interest expense                       1,055.1     5.94          958.3     5.68         968.1     5.91    10.1      9.0
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                    1,470.0     8.29%       1,409.9     8.36%      1,317.4     8.03%    4.3     11.6
Provision for credit losses              738.1                   741.1                  716.7             (0.4)     3.0
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            731.9                   668.8                  600.7              9.4     21.8
-----------------------------------------------------------------------------------------------------------------------
Insurance revenues                       129.2                   130.6                  126.3             (1.1)     2.3
Investment income                         40.8                    45.0                   40.3             (9.3)     1.2
Fee income                               344.3                   309.8                  305.3             11.1     12.8
Securitization related income             61.5                    95.9                   85.2            (35.9)   (27.8)
Other income                              43.9                    32.4                   60.1             35.5    (27.0)
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                     619.7                   613.7                  617.2              1.0      0.4
Operating expenses and policyholders'
  benefits                               693.8                   687.8                  693.4              0.9      0.1
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes               657.8                   594.7                  524.5             10.6     25.4
Income taxes                             219.0                   194.8                  174.6             12.4     25.4
-----------------------------------------------------------------------------------------------------------------------
Net income                           $   438.8               $   399.9              $   349.9              9.7 %   25.4 %
=======================================================================================================================
Average managed receivables:
     Home equity                     $26,436.8               $24,702.2              $22,080.5              7.0 %   19.7 %
     Auto finance                      2,866.4                 2,532.3                1,628.3             13.2     76.0
     MasterCard/Visa <F2>             15,198.3                15,021.5               17,787.5              1.2    (14.6)
     Private label                    10,800.6                10,109.9                9,980.6              6.8      8.2
     Other unsecured                  13,732.7                13,255.6               11,895.1              3.6     15.4
-----------------------------------------------------------------------------------------------------------------------
     Core products                    69,034.8                65,621.5               63,372.0              5.2      8.9
-----------------------------------------------------------------------------------------------------------------------
     First mortgage                      134.5                   142.6                  176.0             (5.7)   (23.6)
     Commercial                          686.4                   659.5                  746.8              4.1     (8.1)
-----------------------------------------------------------------------------------------------------------------------
     Total                            69,855.7                66,423.6               64,294.8              5.2      8.6
Average noninsurance investments         692.5                   607.6                  995.9             14.0    (30.5)
Other interest-earning assets            421.6                   418.0                  313.4              0.9     34.5
-----------------------------------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $70,969.8               $67,449.2              $65,604.1              5.2 %    8.2 %
=======================================================================================================================

Twelve Months
---------------------------------------------------------------------------------------------
                                                Twelve Months Ended
                                      -----------------------------------------
($ millions)                          12/31/99    <F1>       12/31/98    <F1>        % Change
---------------------------------------------------------------------------------------------
Finance income and other
  interest income                    $ 9,375.7    13.93%     $ 8,975.4    13.85%          4.5 %
Interest expense                       3,836.5     5.70        3,881.3     5.99          (1.2)
---------------------------------------------------------------------------------------------
Net interest margin                    5,539.2     8.23%       5,094.1     7.86%          8.7
Provision for credit losses            2,781.8                 2,716.0                    2.4
---------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses          2,757.4                 2,378.1                   15.9
---------------------------------------------------------------------------------------------
Insurance revenues                       534.6                   492.8                    8.5
Investment income                        168.8                   161.2                    4.7
Fee income                             1,205.4                 1,181.2                    2.0
Securitization related income            116.0                   216.8                  (46.5)
Other income                             223.9                   243.7                   (8.1)
---------------------------------------------------------------------------------------------
Total other revenues                   2,248.7                 2,295.7                   (2.0)
Gain on sale of Beneficial Canada            -                   189.4                      -
Operating expenses and policyholders'
  benefits                             2,785.4                 2,910.5                   (4.3)
Merger and integration related costs         -                 1,000.0                      -
---------------------------------------------------------------------------------------------
Income before income taxes             2,220.7                   952.7                    100+
Income taxes                             734.3                   428.6                   71.3
---------------------------------------------------------------------------------------------
Net income                           $ 1,486.4               $   524.1<F4>                100+
=============================================================================================
Average managed receivables:
     Home equity                     $24,574.5               $20,878.1                   17.7 %
     Auto finance                      2,370.4                 1,260.2                   88.1
     MasterCard/Visa <F2>             15,295.7                18,742.2                  (18.4)
     Private label                    10,255.9                 9,621.2                    6.6
     Other unsecured                  13,008.6                11,847.8                    9.8
---------------------------------------------------------------------------------------------
     Core products                    65,505.1                62,349.5                    5.1
---------------------------------------------------------------------------------------------
     First mortgage                      149.3                   296.7                  (49.7)
     Commercial                          660.3                   783.4                  (15.7)
     Discontinued products <F3>              -                   247.5                      -
---------------------------------------------------------------------------------------------
     Total                            66,314.7                63,677.1                    4.1
Average noninsurance investments         558.6                   803.7                  (30.5)
Other interest-earning assets            416.4                   302.6                   37.6
---------------------------------------------------------------------------------------------
Average managed interest-
  earning assets                     $67,289.7               $64,783.4                    3.9%
==============================================================================================

<F1>  % Columns: comparison to average managed interest-earning assets, annualized.
<F2>  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.
<F3>  Discontinued products include receivables relating to Beneficial's disposed Canadian and German operations.
<F4>  Excluding Non-Recurring Items, operating net income was $1,156.6 million.

Reconciliation of Securitization Related Income

-----------------------------------------------------------------------------
                                                     Three Months Ended
                                              -------------------------------
($ millions)                                  12/31/99     9/30/99   12/31/98
-----------------------------------------------------------------------------
Gross gains                                   $  182.6    $  172.0     $161.6
Amortization                                    (121.1)      (76.1)     (76.4)
-----------------------------------------------------------------------------
Securitization related income                     61.5        95.9       85.2
Over the life provision on new transactions      142.5       135.7      142.9
-----------------------------------------------------------------------------
Net effect of securitization activity            (81.0)      (39.8)     (57.7)
=============================================================================
Receivables securitized                       $2,069.0    $1,670.0     $901.0
=============================================================================

------------------------------------------------------------------
                                               Twelve Months Ended
                                              --------------------
($ millions)                                  12/31/99    12/31/98
------------------------------------------------------------------
Gross gains                                   $  493.3    $  494.5
Amortization                                    (377.3)     (277.7)
-------------------------------------------------------------------
Securitization related income                    116.0       216.8
Over the life provision on new transactions      382.2       393.9
------------------------------------------------------------------
Net effect of securitization activity           (266.2)     (177.1)
==================================================================
Receivables securitized                       $5,241.0    $3,639.0
==================================================================

Receivables Analysis

End of Period Managed Receivables
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    % Change from Prior
                                                                                                    -------------------
($ millions)                                                12/31/99       9/30/99      12/31/98        Qtr.       Year
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                $26,935.5     $25,261.4     $22,330.1         6.6 %     20.6 %
Auto finance                                                 3,039.8       2,700.8       1,765.3        12.6       72.2
MasterCard/Visa                                             15,793.1      14,961.5      16,610.8         5.6       (4.9)
Private label                                               11,269.7      10,456.2      10,377.5         7.8        8.6
Other unsecured                                             13,881.9      13,600.8      11,970.6         2.1       16.0
-----------------------------------------------------------------------------------------------------------------------
Core products                                               70,920.0      66,980.7      63,054.3         5.9       12.5
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                 130.1         138.3         156.3        (5.9)     (16.8)
Commercial                                                     678.2         688.1         697.1        (1.4)      (2.7)
-----------------------------------------------------------------------------------------------------------------------
Managed portfolio                                          $71,728.3     $67,807.1     $63,907.7         5.8%      12.2%
=======================================================================================================================

Receivables (% of Managed Portfolio)
-----------------------------------------------------------------------------------------------------------------------
Home equity                                                     37.6%         37.2%         34.9%
Auto finance                                                     4.2           4.0           2.8
MasterCard/Visa                                                 22.0          22.1          26.0
Private label                                                   15.7          15.4          16.2
Other unsecured                                                 19.4          20.1          18.8
-----------------------------------------------------------------------------------------------------------------------
Core products                                                   98.9          98.8          98.7
-----------------------------------------------------------------------------------------------------------------------
First mortgage                                                   0.2           0.2           0.2
Commercial                                                       0.9           1.0           1.1
-----------------------------------------------------------------------------------------------------------------------
Total                                                          100.0%        100.0%        100.0%
=======================================================================================================================

End of Period Receivables ($ millions)
-----------------------------------------------------------------------------------------------------------------------
Owned receivables:
  First mortgage                                           $   130.1     $   138.3     $   156.3        (5.9)%    (16.8)%
  Home equity                                               24,661.9      22,766.2      18,692.7         8.3       31.9
  Auto finance                                               1,233.5       1,065.3         805.0        15.8       53.2
  MasterCard/Visa                                            6,314.4       5,996.3       7,180.2         5.3      (12.1)
  Private label                                             10,119.7       9,806.2       9,566.0         3.2        5.8
  Other unsecured                                            9,151.6       8,882.1       7,108.6         3.0       28.7
  Commercial                                                   678.2         688.1         697.1        (1.4)      (2.7)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables                                     52,289.4      49,342.5      44,205.9         6.0       18.3
-----------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                        879.3         786.5         642.5        11.8       36.9
Credit loss reserve for owned receivables                   (1,757.0)     (1,750.3)     (1,734.2)        0.4        1.3
Unearned credit insurance premiums and claims reserves        (569.3)       (541.2)       (505.1)        5.2       12.7
Amounts due and deferred from receivables sales              2,225.6       2,103.6       2,152.9         5.8        3.4
Reserve for receivables serviced with limited recourse        (909.6)       (855.5)       (813.9)        6.3       11.8
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                52,158.4      49,085.6      43,948.1         6.3       18.7
-----------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
  Home equity                                                2,273.6       2,495.2       3,637.4         (8.9)    (37.5)
  Auto finance                                               1,806.3       1,635.5         960.3         10.4      88.1
  MasterCard/Visa                                            9,478.7       8,965.2       9,430.6          5.7       0.5
  Private label                                              1,150.0         650.0         811.5         76.9      41.7
  Other unsecured                                            4,730.3       4,718.7       4,862.0          0.2      (2.7)
-----------------------------------------------------------------------------------------------------------------------
  Total receivables serviced with limited recourse          19,438.9      18,464.6      19,701.8          5.3      (1.3)
-----------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                             $71,597.3     $67,550.2     $63,649.9          6.0%     12.5%
=======================================================================================================================

Credit Quality/Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
-----------------------------------------------------------------------------------------------
As a percent of managed consumer receivables,
excludes commercial.                                     12/31/99        9/30/99       12/31/98
-----------------------------------------------------------------------------------------------
Home equity                                                  3.27           3.46           3.67
Auto finance                                                 2.43           2.26           2.29
MasterCard/Visa                                              2.78           3.10           3.75
Private label                                                5.97           6.66           6.20
Other unsecured                                              8.81           8.57           7.94
-----------------------------------------------------------------------------------------------
Total                                                        4.66%          4.89%          4.90%
===============================================================================================

Quarter-to-Date Chargeoffs, Net of Recoveries
-----------------------------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
-----------------------------------------------------------------------------------------------
Home equity                                                  0.54           0.58           0.68
Auto finance                                                 5.43           4.55           5.63
MasterCard/Visa                                              5.57           6.15           6.61
Private label                                                5.88           5.60           5.47
Other unsecured                                              6.98           7.06           6.94
-----------------------------------------------------------------------------------------------
Total                                                        3.96%          4.09%          4.39%
===============================================================================================

Nonperforming Assets
-----------------------------------------------------------------------------------------------
($ millions)
-----------------------------------------------------------------------------------------------
Nonaccrual managed receivables                           $1,912.6       $1,803.5       $1,439.2
Accruing managed receivables 90 or more days delinquent     739.9          751.5          874.6
Renegotiated commercial loans                                12.3           12.3           12.3
-----------------------------------------------------------------------------------------------
Total nonperforming managed receivables                   2,664.8        2,567.3        2,326.1
Real estate owned                                           271.5          234.4          253.9
-----------------------------------------------------------------------------------------------
Total nonperforming assets                               $2,936.3       $2,801.7       $2,580.0
===============================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables                      100.1%         101.5%         109.5%
-----------------------------------------------------------------------------------------------

Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
($ millions)                                             12/31/99              9/30/99             12/31/98
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter   $1,750.3             $1,737.6             $1,786.2
Provision for credit losses                                 453.2                438.2                377.5
Chargeoffs, net of recoveries                              (455.9)              (441.4)              (415.4)
Portfolio acquisitions, net                                   9.4                 15.9                (14.1)
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter          1,757.0              1,750.3              1,734.2
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            855.5                786.4                876.7
Provision for credit losses                                 284.9                302.9                339.2
Chargeoffs, net of recoveries                              (229.2)              (236.3)              (282.7)
Other, net                                                   (1.6)                 2.5               (119.3)
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                  909.6                855.5                813.9
-----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter             $2,666.6             $2,605.8             $2,548.1
=================================================================================================================
Credit loss reserves
     Owned                                               $1,757.0  3.36%<F1>  $1,750.3  3.55%<F1>  $1,734.2  3.92%<F1>
     Serviced with limited recourse                         909.6  4.68          855.5  4.63          813.9  4.13
-----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                       $2,666.6  3.72%      $2,605.8  3.84%      $2,548.1  3.99%
=================================================================================================================

<F1> % Columns:  comparisons to appropriate receivables.